Exhibit 99.1
QR Energy Announces 2010 Year End Results and 2011 Guidance
HOUSTON, TX—(Marketwire — March 31, 2011) — QR Energy, LP, a Delaware limited partnership (NYSE: QRE), announced today its operating and financial results for the 10-day period from December 22, 2010 through December 31, 2010.
Highlights for the 10-day period ended December 31, 2010
•	Initial public offering (“IPO”) closed on December 22, 2010; total of 17,250,000 common units issued to the public for proceeds of $345 million (including full exercise of underwriters’ over-allotment option on January 3, 2011)

•	Average daily production of 5,352 Boe per day; 56% liquids (oil and natural gas liquids (“NGL”))

•	Estimated proved reserves of 30.4 MMBoe as of December 31, 2010 of which 68% were classified as proved developed; 68% liquids; proved reserve life of 15.6 years; Standardized Measure of $498 million

•	Five-year, $750 million credit facility with borrowing base of $300 million; year end debt outstanding of $225 million
Chief Executive Officer Alan L. Smith commented, “We are very pleased with our successful initial public offering and the ability to offer limited partners an investment in mature, onshore oil and gas production and reserves. QR Energy has conventional long-lived properties with low declines and ample low-risk development opportunities, which we believe are well-suited for a master limited partnership. Our team has an established track record of experience with the acquire and exploit strategy. We are continuously evaluating options for future growth that will allow us to increase distributions to our unitholders.”

Exhibit 99.1
Reserves
QR Energy had 30.4 MMBoe of estimated proved reserves as of December 31, 2010. Estimates of proved reserves were prepared by Miller and Lents, Ltd., independent reserve engineers. The Standardized Measure of estimated proved reserves was $498 million.
Standardized Measure is defined as the present value of estimated future net revenue to be generated from the production of estimated proved reserves, determined in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), less future development, production and income tax expenses, and discounted at 10%per annum. Standardized Measure is calculated in accordance with Statement of Financial Accounting Standards No. 69 Disclosures About Oil and Gas Producing Activities, as codified in ASC Topic 932, Extractive Activities — Oil and Gas. Because we are a limited partnership, we are generally not subject to federal or state income taxes and thus make no provision for federal or state income taxes in the calculation of our Standardized Measure. Standardized Measure does not give effect to derivative transactions.
Estimated proved reserves at year end 2010 were calculated using the unweighted arithmetic average first-day-of-the-month closing price for each month of 2010 ($79.43 per Bbl of oil and natural gas liquids and $4.38 per Mcf of natural gas) in accordance with SEC guidelines.

Estimated proved reserves at December 31, 2010:	Oil	Natural Gas	NGL	Total
	MBbl	MMcf	MBbl	MBoe

Proved developed	11,578	47,559	1,305	20,810

Proved undeveloped	7,907	10,000	54	9,627

Total proved reserves	19,485	57,559	1,359	30,437
Results for the 10-day period ended December 31, 2010
•	QR Energy completed its IPO and operated as a publicly traded partnership for the last 10 days of 2010

•	Realized prices excluding commodity derivatives of $85.58 per Bbl of oil, $3.90 per Mcf of natural gas and $60.42 per Bbl of NGL resulted in $3.0 million of revenue

•	QR Energy generated a net loss of $7.0 million, or $0.20 per unit, significantly impacted by derivative loss of $7.7 million, almost all of which was unrealized

•	Adjusted EBITDA was $1.7 million

Exhibit 99.1
•	Average daily net production was 5,352 Boe per day, 56% liquids

•	Total operating expenses of $2.1 million included lease operating and workover expense of $0.7 million, of which $0.1 million was elective workover expense

•	Production taxes and ad valorem were $0.2 million; transportation and processing costs were $0.01 million

•	General and administrative expense (”G&A”) allocated under U.S. generally accepted accounting principles (“GAAP”) was $0.3 million; cash G&A was $0.1 million pursuant to the services agreement with Quantum Resources Management

•	Depreciation, depletion and amortization expense was $0.9 million and accretion of asset retirement obligations was $0.03 million

•	Interest expense was $0.3 million

Adjusted EBITDA is a non-GAAP measure. Please see the reconciliation to the most comparable measures calculated in accordance with GAAP in the “Non-GAAP Reconciliation” section of this press release.
Cash Distribution
On February 11, 2011, QR Energy paid a cash distribution of $0.0448 per unit for the 10-day period in 2010 following the completion of the IPO. The distribution was the pro-rated portion of the minimum quarterly distribution of $0.4125 per unit.
2011 Guidance
The 2011 guidance set forth below is subject to all cautionary statements and limitations described below and under the “Forward-Looking Statements” section of this press release. In addition, estimates for QR Energy’s future production volumes are based on, among other things, assumptions of capital expenditure levels and the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and natural gas are extremely complex and are subject to disruption due to transportation and processing availability, mechanical failure, human error, weather, and numerous other factors. Estimates are based on certain other assumptions, such as well performance, which may vary significantly from QR Energy’s assumptions. Operating costs, which include major maintenance costs, vary in response to changes in prices of services and materials used in the operation of properties and the amount of maintenance required. Operating costs, including taxes, utilities and service company costs, move directionally with increases and decreases in commodity prices, and QR Energy cannot fully predict such future commodity prices or operating costs. Capital expenditures are based on current expectations as to the level of capital expenditures that will be justified based upon the other assumptions set forth below as well as expectations about other operating and economic factors not set forth

Exhibit 99.1
below. The guidance set forth below does not constitute any form of guarantee, assurance or promise that the matters indicated will actually be achieved. Rather, the guidance simply sets forth QR Energy’s best estimate today for these matters. Estimates are based upon current expectations about the future and based upon both stated and unstated assumptions. Actual conditions and assumptions may, and probably will, change over the course of the year.
Based upon current estimates, QR Energy expects the following operating results for the first quarter and full year of 2011:

	Q1 2011	Full Year 2011
	$ millions except as noted

Average net daily production (Boe per day)	5,200-5,400	5,100-5,400

LOE and workover expenses (per Boe)	$11.50 - 12.50	$11.50 - 12.50

Maintenance capital expenditures	$3.1	$12.5

Growth capital expenditures	—	—

Total capital expenditures	$3.1	$12.5
2011 Capital Program
QR Energy expects to spend approximately $12.5 million of total maintenance capital expenditures on the development of its oil and natural gas properties in 2011. The estimated capital expenditures for 2011 do not include any amounts for growth capital or acquisitions of oil and natural gas properties.
Annual Report
QR Energy has filed a Form 12b-25 with the Securities and Exchange Commission and expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission no later than April 15, 2011. The 10-K will be available on the Investor Relations page of the Partnership’s website www.qrenergylp.com or from the Securities and Exchange Commission website www.sec.gov.

Exhibit 99.1
Webcast and Conference Call
QR Energy will host a webcast and conference call today at 10 a.m. Central to discuss these results.
Interested parties may join the webcast by visiting QR Energy’s Investor Relations website http://ir.qrenergylp.com and clicking on the webcast link or join the conference call by dialing (888) 634-9984 or (719) 457-2655 five minutes before the call begins and providing the passcode 8903785.
The webcast will be available on QR Energy’s Investor Relations website http://ir.qrenergylp.com for 14 days following the call and a telephonic replay will be available for 7 days following the call by dialing (888) 203-1112 or (719) 457-0820 and providing the passcode 8903785.
About QR Energy, LP
QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas. For more information, visit QR Energy’s website at www.qrenergylp.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. QR Energy believes that its expectations and forecasts are based on reasonable assumptions. No assurance, however, can be given that such expectations and forecasts will prove to have been correct. A number of factors could cause actual results to differ materially from the expectations and forecasts, anticipated results or other forward-looking information expressed in this press release, including risks and uncertainties regarding future results, capital expenditures, liquidity and financial market conditions, insufficient cash from operations, adverse market conditions and governmental regulations. For a more complete list of these risk factors, please read QR Energy’s filings with the Securities and Exchange Commission, which are available on QR Energy’s Investor Relations website http://ir.qrenergylp.com or from the Securities and Exchange Commission website www.sec.gov.

Exhibit 99.1
Selected Operating Data

Unaudited
10 Days Ended
December 31, 2010

Production:

Natural gas (MMcf)	141.2

Crude oil (MBbl)	25.9

NGL (MBbl)	4.1

Total Production (MBoe)	53.5

Average production (Boed)	5,352

Realized prices (excluding commodity derivatives):

Natural gas (Mcf)	$3.90

Crude oil (Bbl)	$85.58

NGL (Bbl)	$60.42

NYMEX prices:

Natural gas (Mcf) beginning of period	$4.06

Natural gas (Mcf) end of period	$4.41

Crude oil (Bbl) beginning of period	$89.17

Crude oil (Bbl) end of period	$91.38

Exhibit 99.1
Consolidated Statement of Operations

Unaudited
10 Days Ended
December 31, 2010
$ thousands

Revenues:

Oil sales	$2,217

Natural gas sales	551

NGL sales	246

Total revenues	$3,014

Operating Costs and Expenses:

Lease operating	587

Elective workover	147

Total lease operating and workover	734

Production taxes and ad valorem	192

Transportation and processing	13

Depreciation, depletion and amortization	862

Accretion of asset retirement obligations	25

General and administrative[1]	281

Total operating costs and expenses	2,107

Operating income	907

Other expenses:

Loss on commodity derivative contracts	(7,694)

Interest expense (net)	(304)

Total other expense	(7,998)

Net loss before income tax	(7,091)

State income tax benefit	42

Net loss	$(7,049)

General partner’s interest in net loss	(7)

Limited partner’s interest in net loss	(7,042)

Adjusted EBITDA[2]	$1,689

Weighted average units outstanding	35,842

Per unit data:

Operating income	$0.03

Net loss	($0.20)

Adjusted EBITDA[2]	$0.05

[1]	Represents GAAP G&A, an non-cash allocation from Quantum Resources Management. Cash G&A was $0.1 million. million.

[2]	Adjusted EBITDA is a non-GAAP financial measure; please refer to reconciliation at the end of this press release for the nearest comparable GAAP measure.

Exhibit 99.1
Commodity Derivative Contracts

	Crude Oil (NYMEX - WTI)		Natural Gas (NYMEX - Henry Hub)
	Weighted		Weighted
	Average		Average
Term	($/Bbl)	Bbls/d	($/MMBtu)	MMBtu/d

2011	$85.00	2,238	$7.26	9,178

2012	$85.25	2,045	$6.45	8,215

2013	$85.35	2,076	$6.45	7,474

2014	$84.58	2,090	$6.30	7,544

2015	$87.40	2,000	$5.52	3,398
Non-GAAP Reconciliation
QR Energy defines Adjusted EBITDA as net income plus interest expense, including realized and unrealized gains and losses on interest rate derivative contracts, unrealized losses on commodity derivative contracts, depletion, depreciation and amortization, accretion of asset retirement obligations, impairments, and general administrative expenses that are allocated to us in accordance with GAAP in excess of the administrative services fee paid by the general partner and reimbursed by us, less interest income and unrealized gains on commodity derivative contracts.
Adjusted EBITDA is used by management of QR Energy to provide additional information related to the performance of QR Energy’s business, such as information regarding the cash available to pay distributions to unitholders, and related to its liquidity, such as the ability of its assets to generate cash sufficient to pay interest expenses. In addition, Adjusted EBITDA is a quantitative standard used by external users of our financial statements such as investors, research analysts and others to assess QR Energy’s performance and liquidity without regard to capital structure. Adjusted EBITDA is not a presentation made in accordance with GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income and are defined differently by different companies in our industry, our definitions may not be comparable to similarly titled measures of other companies. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Exhibit 99.1

Unaudited
10 Days Ended
December 31, 2010
$ thousands
Reconciliation of net income to Adjusted EBITDA:

Net loss	$(7,049)

Unrealized losses on commodity derivative contracts	7,405

Depletion, depreciation and amortization	862

Accretion of asset retirement obligations	25

Interest expense (net)	304

State income tax benefit	(42)

General and administrative expense in excess of administrative services fee	184

Adjusted EBITDA	$1,689
Investor Contacts:
Taylor B. Miele
Investor Relations Specialist
(713) 452-2990
Cedric W. Burgher
Chief Financial Officer
(713) 452-2200